DIREXION FUNDS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, dated as of the 23rd day of December, 2008, to the Fund Administration Servicing Agreement dated as of February 16, 2004, as amended, (the “Fund Administration Agreement”) is entered into by and between Direxion Funds, a Massachusetts business trust, (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Trust and USBFS have entered into a Fund Administration Agreement; and

WHEREAS, the Trust intends to create additional funds and the parties desire to amend the fees; and

WHEREAS, the Trust and USBFS desire to amend the Fund Administration Agreement to include the additional funds and to amend the fees; and

WHEREAS, Section 6 of the Fund Administration Agreement allows for its modification by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit A and Amended Exhibit B are hereby superseded and replaced with Amended Exhibit A and Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Dan O’Neill	By: /s/ Michael R. McVoy

Name: Dan O’Neill	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended EXHIBIT A to the Fund Administration Agreement

Separate Series of Direxion Funds - December, 2008

FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS

S&P 500 Bull 2.5x Fund		x
NASDAQ-100 Bull 2.5x Fund		x
Small Cap Bull 2.5x Fund		x
Dollar Bull 2.5x Fund		x
Emerging Markets Bull 2x Fund		x
Developed Markets Bull 2x Fund		x
Latin America Bull 2x Fund		x
Commodity Bull 2x Fund		x
10 Year Note Bull 2.5x Fund		x
U.S. Government Money Market		x
S&P 500 Bear 2.5x Fund		x
NASDAQ-100 Bear 2.5x Fund		x
Mid Cap Bear 2.5x Fund		x
Small Cap Bear 2.5x Fund		x
Dollar Bear 2.5x Fund		x
Emerging Markets Bear 2x Fund		x
Developed Markets Bear 2x Fund		x
10 Year Note Bear 2.5x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Small Cap Fund		x
Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
China Bull 2x Fund		x
Commodity Trends Strategy Fund		x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund	x	x	x
Direxion/Wilshire Dynamic Fund	x	x	x

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Amended Exhibit B to the
Fund Administration Servicing Agreement – Direxion Funds
Fee Schedule at December, 2008

Annual Fee

4.5 basis points on net assets
or
Annual Minimum Fee for the overall Direxion Funds Complex equal to $5,000 per operational fund*

Diligent Board Books

Annual Fee (effective January 1, 2009)
·        $_____ per year (includes 10 external users)
·        $_____ per year per additional user
·        $_____ implementation / setup fee

AIS
No additional fees for the Advisor Information Service

System charges

Clear Portfolio:  $_____/Qtr.

Performance Delivery (NAV, pre and post-tax returns) – FundStation - $_____/Yr.

Plus out-of-pocket expense reimbursements, including but not limited to:
Postage
Programming
Stationery
Proxies
Retention of records
Special reports
Federal and state regulatory filing fees
Certain insurance premiums
Expenses from Board of Trustees meetings
Auditing and legal expenses
All other out-of-pocket expenses

* Subject to annual CPI increase, Milwaukee MSA.

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